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                                                                     EXHIBIT 3.1


             FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            ODYSSEY HEALTHCARE, INC.


         ODYSSEY HEALTHCARE, INC., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

         The name of the Corporation is Odyssey HealthCare, Inc. The name under which the Corporation was originally organized was CareFirst, Inc. The original Certificate of Incorporation was filed with the Delaware Secretary of State on August 29, 1995, which original Certificate of Incorporation was amended by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on January 26, 1996; the Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on February 12, 1997; the Third Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 31, 1998; and the Fourth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 30, 1998 (as so amended, the "ORIGINAL CERTIFICATE OF INCORPORATION").

         This Fifth Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

         This Fifth Amended and Restated Certificate of Incorporation restates and integrates and further amends the Original Certificate of Incorporation to read in its entirety, as follows:

         FIRST: The name of the Corporation is Odyssey HealthCare, Inc.

         SECOND: The address of the principal office of the Corporation's registered office in the State of Delaware, and the name of its registered agent at such address, is:

                         The Corporation Trust Company
                         1209 Orange Street
                         New Castle County
                         Wilmington, Delaware  19802

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

         FOURTH:

         I. SHARES AUTHORIZED. The Corporation is authorized to issue two classes of stock, designated, respectively, the "COMMON STOCK" and the "PREFERRED STOCK." The total number of shares of all classes of capital stock
which the Corporation shall have authority to issue is           shares,
consisting of _____ shares of Common Stock, $0.001 par value per share and _____ shares of Preferred Stock, $0.001 par value per share.

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         II. CONVERSION. Effective at 4:30 p.m., Eastern time, on the date on which this Fifth Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State (the "EFFECTIVE DATE"), each share of Common Stock (the "CONVERTED COMMON STOCK") issued and outstanding immediately prior to the Effective Date shall, without any action on the part of the holder thereof, be converted into, and deemed for all purposes to immediately represent, _________ shares of Common Stock. Any fraction of a share of Common Stock that would otherwise result pursuant to the preceding sentence (after aggregating all fractional shares held by each stockholder) shall automatically be eliminated and, in lieu thereof, the holder thereof shall be entitled to receive a cash adjustment in respect of such fraction of a share in an amount based upon a value of the Common Stock equal to $____ per whole share. The executive officers of the Corporation or their designees shall use the Effective Date as the record date for determining the holders of record of the Converted Common Stock. From and after the Effective Date, each certificate representing shares of Converted Common Stock shall represent that number of shares of Common Stock determined in accordance with the preceding sentences. Upon surrender of certificates representing shares of Converted Common Stock to the Corporation, the executive officers of the Corporation or their designees shall issue to such holders of record a new certificate or certificates, endorsed with such legends as are required or are appropriate, representing _________ shares of Common Stock for every one share of the Converted Common Stock as shall be registered on the Corporation's stock transfer records for such holder. The executive officers, or their designees, shall enter the fact of the issuance of the new certificates for Common Stock in the appropriate name or names of the holders of such shares on the Corporation's stock records and transfer books.

         III. GENERAL.

                  A. Subject to the provisions of this Fifth Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Common Stock or Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS"), which is expressly authorized to fix the same in its absolute and uncontrolled discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  B. Subject to the provisions of this Fifth Amended and Restated Certificate of Incorporation, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or a committee of the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                  The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock are as follows:


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         IV. PREFERRED STOCK

                  A. GENERAL.

                           1. The shares of Preferred Stock of the Corporation
                  may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

                           2. Authority is hereby expressly granted to and
                  vested in the Board of Directors, subject to the provisions of this Subsection A, and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                                    (i) whether or not the class or series is to
                           have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of capital stock;

                                    (ii) the number of shares to constitute the
                           class or series and the designations thereof;

                                    (iii) the preferences and relative,
                           participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                                    (iv) whether or not the shares of any class
                           or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                                    (v) whether or not the shares of a class or
                           series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual


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                           amount thereof and the terms and provisions relative
                           to the operation thereof;

                                    (vi) the dividend rate, whether dividends
                           are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of capital stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

                                    (vii) the preferences, if any, and the
                           amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                                    (viii) whether or not the shares of any
                           class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, securities, or other property of the Corporation or any other entity and the conversion price or prices, ratio or ratios, or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                                    (ix) such other special rights and
                           protective provisions with respect to any class or series the Board of Directors may provide.

                           3. The shares of each class or series of Preferred
                  Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                           4. The number of authorized shares of Preferred Stock
                  may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of a majority of the holders of the Preferred Stock, or any class or series thereof, unless a vote of any such holders is otherwise required pursuant to this Section IV.


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                           5. Holders of Preferred Stock shall not be entitled
                  to receive notice of any meeting of stockholders at which they are not entitled to vote.

                  B. DESIGNATIONS. Of the shares of Preferred Stock which the Corporation is authorized to issue hereby, 7,009,091 shares are designated as the Series A Convertible Preferred Stock (the "SERIES A CONVERTIBLE PREFERRED STOCK"), 6,519,993 shares are designated as the Series B Convertible Preferred Stock (the "SERIES B CONVERTIBLE PREFERRED STOCK") and 2,857,137 shares are designated as the Series C Convertible Preferred Stock (the "SERIES C CONVERTIBLE PREFERRED Stock" and collectively with the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, the "CONVERTIBLE PREFERRED STOCK"). Immediately after a Qualified Public Offering (as defined in
         Section IV, Subsection G, Paragraph 15 of this Section IV), all authorized and unissued shares of Convertible Preferred Stock shall be returned to the status of authorized, unissued and undesignated shares of Convertible Preferred Stock. The preferences, limitations, voting rights, and relative rights of the Convertible Preferred Stock shall be as set forth below, and no distinction between the various series of Convertible Preferred Stock shall be made except as specifically provided for below.

                  C. VOTING.

                           1. GENERAL. Except as may be otherwise provided in
                  these terms of the Convertible Preferred Stock or by law, the Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Convertible Preferred Stock is then convertible.

                           2. BOARD SEATS. The holders of all series of the
                  Convertible Preferred Stock, voting as a single, separate class, shall be entitled to elect four (4) directors of the Corporation. At any meeting (or pursuant to a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Convertible Preferred Stock then outstanding shall constitute a quorum of the Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Convertible Preferred Stock. An additional one (1) director shall be elected by the vote of (i) a majority of the total outstanding shares of Convertible Preferred Stock voting as a single, separate class and (ii) a majority of the total outstanding shares of Common Stock voting separately as a class. A vacancy in the foregoing directorship shall be elected by the holders of the Convertible Preferred Stock and the Common Stockholders voting separately as two classes.


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                  D. DIVIDENDS. The holders of the Series A Convertible
         Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.04 per share. The holders of the Series B Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.10 per share. The holders of the Series C Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.14 per share. All such dividends on the Convertible Preferred Stock (the "ACCRUING DIVIDENDS") shall accrue from day to day, whether or not earned or declared, and shall be cumulative. Such Accruing Dividends shall be deemed to have been declared by the Board of Directors and shall be payable upon each Redemption Date, as defined in Subsection H, Paragraph 2 of this
         Section IV, or upon any liquidation, dissolution or winding up of the Corporation within the meaning of Subsection E, Paragraph 3 of this
         Section IV. Notwithstanding the foregoing, no Accruing Dividends shall be deemed to have been declared by the Board of Directors nor shall such be deemed payable in the event of a mandatory conversion of the Convertible Preferred Stock pursuant to the provisions of Subsection G, Paragraph 15 of this Section IV. No dividends on the Common Stock shall be paid unless all Accruing Dividends have been paid.

                  E. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Convertible Preferred Stock shall first be entitled to receive a preference among the various series, before any distribution or payment is made upon any stock ranking on liquidation junior to the Convertible Preferred Stock, including, without limitation, the Common Stock, of the amounts set forth in this Subsection E.

                           1. The holders of the Series A Convertible Preferred
                  Stock shall be paid an amount per share equal to the amount paid to the Corporation for such share upon its initial issuance (the "INITIAL SERIES A PRICE"), the holders of the Series B Convertible Preferred Stock shall be paid an amount per share equal to $1.25 (the "INITIAL SERIES B PRICE") and the holders of the Series C Convertible Preferred Stock shall be paid an amount per share equal to $1.75 (the "INITIAL SERIES C PRICE"), plus for each share of each series of Convertible Preferred Stock an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon such series, computed to the date payment thereof is made available, such amount payable with respect to one share of such series of Convertible Preferred Stock being sometimes referred to as the "LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Convertible Preferred Stock being sometimes referred to as the "LIQUIDATION PREFERENCE PAYMENTS." If upon the occurrence of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntarily, the assets and funds thus distributed among the holders of the Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Liquidation Preference Payments, then the entire assets and funds of the Corporation legally available for distribution to the holders


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                  of Convertible Preferred Stock shall be distributed ratably among the holders of each series of Convertible Preferred Stock pro rata in proportion to the Liquidation Preference Payment each such series is otherwise entitled to receive.

                           2. If, upon any liquidation, dissolution or winding
                  up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the Stockholders of the Corporation shall be more than the Liquidation Preference Payments, immediately after the holders of Convertible Preferred Stock shall have been paid in full the amounts set forth above, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                           3. The following events shall be deemed to be a
                  liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Subsection E: (i) the reorganization, consolidation or merger of the Corporation into or with any other entity or entities which results in (a) the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof or,
                  (b) the issuance by the Corporation of shares of capital stock, where such issuance results in either (x) all the holders of voting stock of the Corporation, prior to the consolidation or merger, holding less than a majority of the voting stock of the Corporation after the consolidation or merger, or (y) all the holders of voting stock of the Corporation, prior to the merger, no longer being assured of their ability collectively, to elect a majority of the Board of Directors of the Corporation; and (ii) the sale, transfer or disposition by the Corporation of all or substantially all of its assets. For purposes hereof, the Common Stock shall rank on liquidation junior to the Convertible Preferred Stock.

                           4. In the case of any of the events described in
                  Paragraph 3 of this Subsection E, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                    (i) Securities not subject to investment
                           letter or other similar restrictions on free marketability covered by (ii) below: (a) if traded on a securities exchange or through the Nasdaq National Market (or any successor thereto), the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty-day period ending three (3) days prior to the closing; (b) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and (c) if there is no


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                           active public market, the value shall be the fair
                           market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred Stock.

                                    (ii) The method of valuation of securities
                           subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (a), (b) or (c) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred Stock.

                           5. In the event the requirements of this Subsection E
                  are not complied with, this Corporation shall forthwith either:

                                    (i) Cause such closing to be postponed until
                           such time as the requirements of this Subsection E have been complied with; or

                                    (ii) Cancel such transaction, in which event
                           the rights, preferences and privileges of the holders of the Convertible Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Paragraph 6 of this Subsection E.

                           6. The Corporation shall give each holder of record
                  of Convertible Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Subsection E, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty
                  (20) days after the Corporation had given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Convertible Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Convertible Preferred Stock.

                  F. RESTRICTIONS. At any time when shares of Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Fifth Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or this Fifth


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         Amended and Restated Certificate of Incorporation, without the approval of the holders of at least two-thirds of the then total outstanding shares of all series of the Convertible Preferred Stock as a single, separate class, given in writing or by vote at a meeting, consenting or voting (as the case may be), the Corporation will not:

                           1. (i) Alter, change or repeal the preferences of the
                  Convertible Preferred Stock, (ii) create or authorize the creation of any additional class or series of shares or increase the authorized number of shares of stock unless the same ranks junior to the Convertible Preferred Stock as to voting, dividends, the distribution of assets on the liquidation, dissolution or winding up of the Corporation,
                  (iii) increase or decrease the authorized amount of Convertible Preferred Stock, (iv) increase, authorize, issue or obligate itself to issue any security, including any other security convertible into or exercisable for any equity security having a preference over or in parity with the Convertible Preferred Stock as to voting, dividends, the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or (v) increase or authorize any obligation or security convertible into shares of Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Convertible Preferred Stock as to voting, dividends, the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Fifth Amended and Restated Certificate of Incorporation, or by merger, consolidation or otherwise;

                           2. Consent to any liquidation, dissolution or winding
                  up of the Corporation or consolidate or merge into or with any other entity or entities or sell, transfer, or dispose of all or substantially all its assets or enter into any other transaction or series of transactions the effect of which shall be the transfer of more than a majority of the outstanding voting securities of the Corporation;

                           3. Amend, alter or repeal this Fifth Amended and
                  Restated Certificate of Incorporation;

                           4. Redeem, purchase or otherwise acquire (or pay into
                  or set aside for a fund for such purpose) any shares of the Convertible Preferred Stock except as expressly authorized in
                  Section IV, Subsection H of this Section IV or pursuant to a purchase offer made pro rata to all holders of the shares of Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Convertible Preferred Stock then held by each such holder, provided that the outstanding principal balance of the 12.0% Senior Subordinated Notes (the "NOTES") issued to Capital Resource Lenders III, L.P. and CRP Investment Partners III, L.P. (collectively, "CAPITAL RESOURCE PARTNERS") pursuant to that certain Senior Subordinated Note and Warrant Purchase Agreement (the "NOTE PURCHASE AGREEMENT") among the Corporation, certain of its subsidiaries and Capital Resource Partners, together with all interest and premium, if any, has been repaid in full;


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                           5. Redeem or otherwise acquire any shares of the
                  Common Stock (except for (i) repurchases from directors, employees, and consultants not exceeding $25,000 in the aggregate in any twelve (12) month period and (ii) the repurchase or redemption of the common stock purchase warrants issued by the Corporation to Capital Resource Partners (the "NOTE WARRANTS") pursuant to the Note Purchase Agreement or the shares of Common Stock issued or issuable upon exercise of such Note Warrants); declare or pay dividends on or make any distributions on account of the Common Stock; or permit any subsidiary of the Corporation to sell its stock to any third person; or

                           6. Change the authorized number of directors of the
                  Corporation.

                  G. CONVERSIONS. The holders of shares of Convertible Preferred Stock shall have the following conversion rights:

                           1. RIGHT TO CONVERT. Subject to the terms and
                  conditions of this Subsection G, the holder of any share or shares of Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day preceding the day fixed for payment of the amount of the distribution on the Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained: (a) in the case of Series A Convertible Preferred Stock, by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by the Initial Series A Price applicable for such shares, and (ii) dividing the results by the Initial Series A Price applicable for such shares, or, in case an adjustment of such price has taken place pursuant to the further provisions of this Subsection G, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "SERIES A CONVERSION PRICE"); (b) in the case of Series B Convertible Preferred Stock, by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by the Initial Series B Price, and (ii) dividing the result by the Initial Series B Price, or in case an adjustment of such price has taken place pursuant to the further provisions of this Subsection G, then by the conversion price for Series B Convertible Preferred Stock as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "SERIES B CONVERSION PRICE"); and (c) in the case of the Series C Convertible Preferred Stock, by (i) multiplying the number of shares of Series C Convertible Preferred Stock so to be converted by the Initial Series C Price, and (ii) dividing the result by the Initial Series C Price, or in case an adjustment of such price has taken place pursuant to the further provisions of this Subsection G, then by the conversion price for Series C Convertible Preferred Stock last adjusted and in effect at the date any share or shares of Series C Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "SERIES C

                  CONVERSION PRICE" and collectively with the Series A Conversion Prices and the Series B Conversion Price all such conversion prices are referred to as "CONVERSION PRICES"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred Stock (specifying the numbers of shares of each series of Convertible Preferred Stock to be converted) into Common Stock by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder of the Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                           2. ISSUANCE OF CERTIFICATES; TIME CONVERSION
                  EFFECTED. Promptly after the receipt of the written notice referred to in Paragraph 1 of this Subsection G and surrender of the certificate or certificates for the share or shares of Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the applicable Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and the person or persons in whose names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                           3. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION.
                  No fractional shares shall be issued upon conversion of Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. In case the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Paragraph 1 of this Subsection G exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Paragraph 3, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Convertible Preferred

                  Stock for conversion an amount in cash equal to the current market price of a fractional shares as determined in good faith by the Board of Directors.

                           4. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON STOCK.
                  Except as provided in Paragraph 5 of this Subsection G, if and whenever the Corporation shall issue or sell, or is, in accordance with Subparagraphs (1) through (7) of this Paragraph 4, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the applicable Conversion Prices in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the applicable Conversion Prices shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing applicable Conversion Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (in all cases assuming the conversion of all Convertible Securities, as defined in Subparagraph (1), into Common Stock and the exercise of all outstanding Options). Notwithstanding the foregoing or any other provisions of this Paragraph 4, no adjustment to the Series A Conversion Price of any shares of Series A Convertible Preferred Stock shall be made with respect to the initial issuance by the Corporation of the Series A Convertible Preferred Stock, despite the fact that there may be more than one Initial Series A Price in the initial issuance.

                  For purposes of this Paragraph 4, the following Subparagraphs
         (1) to (7) shall also be applicable.

                                    (1) ISSUANCE OF RIGHTS OR OPTIONS. In case
                           at any time after the initial issuance of any Convertible Preferred Stock the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon such Options or upon the issue or sale of such Convertible Securities and upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than any Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in Subparagraph (3), no further adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                                    (2) ISSUANCE OF CONVERTIBLE SECURITIES. In
                           case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than any Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Subparagraph (3) of this Paragraph 4, no further adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of any Conversion Price have been or are to be made pursuant to other provisions of this Paragraph 4, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

                                    (3) CHANGE IN OPTION PRICE OR CONVERSION
                           RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Subparagraph (1) of this

                           Paragraph 4, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Subparagraph
                           (1) or (2) of this Paragraph 4, or the rate at which Convertible Securities referred to in Subparagraph
                           (1) or (2) of this Paragraph 4 are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Prices in effect at the time of such event shall forthwith be readjusted to the Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding been exercised or converted, as the case may be, immediately prior to the event providing such changed purchase price, additional consideration or conversion rate, as the case may be, but only if as a result of such adjustment each particular Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, all Conversion Prices then in effect hereunder shall forthwith be increased to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                    (4) STOCK DIVIDENDS. In case the Corporation
                           shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                                    (5) CONSIDERATION FOR STOCK. In case any
                           shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

                                    (6) RECORD DATE. In case the Corporation
                           shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
                           (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date, to the extent permitted by law, shall be the date the shares of Common Stock are deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                    (7) TREASURY SHARES. The number of shares of
                           Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 4.

                           5. CERTAIN ISSUES OF STOCK EXCEPTED. Anything herein
                  to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Price in the case of (i) the issuance of up to an aggregate of 2,278,000 shares (appropriately adjusted to reflect the occurrence of any event described in Paragraph 6 of this Subsection G) of Common Stock pursuant to a plan approved by a majority of the Board of Directors to directors, consultants, officers or employees of the Corporation in connection with their service to or their employment by the Corporation, (ii) the issuance of the Note Warrants, (iii) the issuance of up to an aggregate of 1,943,520 shares (subject to adjustment as provided in the Note Warrants) of Common Stock upon exercise of the Note Warrants, (iv) the issuance of the warrants (the "PREFERRED WARRANTS") pursuant to that certain Promissory Note and Warrant Purchase Agreement dated as of May 22, 1998 (the "BRIDGE NOTE AGREEMENT") among the Corporation and the Purchasers (as such term is defined in the Bridge Note Agreement), (v) the issuance of up to an aggregate of 119,993 shares (the "PREFERRED WARRANT SHARES") of Series B Preferred Stock issuable upon exercise of the Preferred Warrants, and
                  (vi) the issuance of the Common Stock upon conversion of the Preferred Warrant Shares.

                           6. SUBDIVISION OR COMBINATION OF COMMON STOCK. In
                  case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Prices in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the applicable Conversion Prices in effect immediately prior to such combination shall be proportionately increased.

                           7. REORGANIZATION OR RECLASSIFICATION. If any capital
                  reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereupon have the right to receive upon conversion, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of each of the applicable Conversion Prices) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                           8. NOTICE OF ADJUSTMENT. Upon any adjustment of any
                  of the Conversion Prices then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telecopy or telex to non-U.S. residents, addressed to each holder of shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Prices resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                           9. OTHER NOTICES. In case at any time:

                                    (1) the Corporation shall declare any
                           dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                                    (2) the Corporation shall offer for
                           subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                    (3) there shall be any capital
                           reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                                    (4) there shall be a voluntary or
                           involuntary dissolution, liquidation or winding up of the Corporation;

                  then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telecopy to non-U.S. residents, addressed to each holder of any shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                           10. STOCK TO BE RESERVED. The Corporation will at all
                  times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and (subject to payment of any promissory notes given as payment or partial payment for the original issuance of the Convertible Preferred Stock being so converted) fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by this Fifth Amended and Restated Certificate of Incorporation, as amended.

                           11. NO REISSUANCE OF CONVERTIBLE PREFERRED STOCK. In
                  case any shares of Convertible Preferred Stock are converted into shares of Common Stock as provided herein, the shares so converted shall be returned to the status of authorized, unissued and undesignated shares of Preferred Stock and all such shares shall no longer be governed by this Section IV.

                           12. ISSUE TAX. The issuance of certificates for
                  shares of Common Stock upon conversion of Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

                           13. CLOSING OF BOOKS. The Corporation will at no time
                  close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                           14. DEFINITION OF COMMON STOCK. As used in this
                  Subsection G, the term "COMMON STOCK" shall mean and include the Corporation's authorized Common Stock, par value $0.001 per share, as constituted on the date of filing of this Fifth Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this Fifth Amended and Restated Certificate of Incorporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock securities or assets provided for in Paragraph 7 of this Subsection G.

                           15. MANDATORY CONVERSION. If at any time (i) the
                  Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public is equal to or greater than $20,000,000 at a per share price of at least $3.00 (adjusted appropriately for any stock splits, stock dividends, or stock combinations) (a "QUALIFIED PUBLIC OFFERING"), (ii) the holders of two-thirds of the outstanding Convertible Preferred Stock deliver notice in writing requesting conversion of said shares into Common Stock, or
                  (iii) in the event the holders of the majority of the Convertible Preferred Stock vote affirmatively for any transaction defined in Subsection F, Paragraph 2 of this
                  Section IV and if the total consideration to be received by all the holders of Convertible Preferred Stock (calculated on a fully diluted as converted basis including any previously paid dividends on such shares) exceeds the Liquidation Preference payments then, effective immediately prior to completion of the Qualified Public Offering, but contingent upon the closing of the sale of such shares of Common Stock by the Corporation pursuant to such Qualified Public Offering set forth in (i) above, the delivery of such notice set forth in
                  (ii) above, or simultaneously with the consummation of such transaction set forth in (iii) above, as applicable, all outstanding shares of Convertible Preferred Stock shall automatically convert to shares of Common Stock, and, in the event of a transaction defined in Subsections E and F of this

                  Section IV, all previously paid dividends to such holders shall be deemed part of the consideration such holders receive in such transaction.

                  H. REDEMPTION. The shares of Convertible Preferred Stock shall be redeemed as follows:

                           1. REDEMPTION AT THE REQUEST OF HOLDERS. At the date
                  specified herein, if the holders of at least two-thirds of the outstanding shares of all series of Convertible Preferred stock give notice (the "INITIAL NOTICE") (calculated on the basis of the number of shares of Common Stock into which all such shares would be converted as of the date notice is given) of the election to require the Corporation to redeem such shares of the Convertible Preferred Stock, the Corporation shall redeem such shares of the Convertible Preferred Stock as provided for herein. Initial Notice must be delivered in writing at least thirty (30) days prior to September 30, 2005, and must set forth, for each holder giving Initial Notice, the number of shares of convertible Preferred Stock held by the holder that are subject to the demand for redemption.

                           2. REDEMPTION NOTICE. At least twenty (20) but not
                  more than thirty (30) days prior to each of September 30, 2005, September 30, 2006, and September 30, 2007 (the "REDEMPTION DATES"), written notice (the "REDEMPTION NOTICE") shall be given by the Corporation by mail, postage prepaid, or by telex to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Convertible Preferred Stock notifying such holder of the redemption and specifying the applicable Redemption Prices (as defined herein), the Redemption Date and the place where said Redemption Prices shall be payable. The Redemption Notice shall be addressed to each holder at the holder's address as shown by the records of the Corporation. Any holder of Convertible Preferred Stock who did not give Initial Notice may elect to join in with respect to the redemption by giving written notice ("SECONDARY NOTICE") to the Company no later than 10 days after the Company issues the Redemption Notice with respect to the September 30, 2005 redemption. The Secondary Notice must set forth how many shares of Convertible Preferred Stock of the holder are subject to the demand for redemption.

                           3. REDEMPTION PRICE AND AMOUNT. The Convertible
                  Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying an amount, per share, equal to the applicable Liquidation Preference Payment. The respective amounts to be paid hereunder to the holders of the Convertible Preferred Stock are collectively referred to as the "REDEMPTION PRICES." Such payment shall be made in full on any Redemption Date to the holders entitled thereto. The number of shares of Convertible Preferred Stock to be redeemed shall equal: (i) on September 30, 2005, 33.3% of the shares subject to demand for redemption on September 30, 2005, pursuant to Initial Notice or Secondary Notice; (ii) on September 30, 2006, 66.6% of the shares subject to demand for redemption on September 30, 2005, pursuant to Initial Notice or Secondary

                  Notice, less the number of shares previously redeemed; and
                  (iii) on September 30, 2007, 100% of the shares subject to demand for redemption on September 30, 2005, pursuant to Initial Notice or Secondary Notice, less the number of shares previously redeemed.

                           4. POST-REDEMPTION DATE MECHANICS. From and after the
                  close of business on any Redemption Date, unless there shall have been a default in the payment of the Redemption Prices, all rights of holders of shares of Convertible Preferred Stock being redeemed (except the right to receive the Redemption Prices) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding shares of Convertible Preferred Stock, the holders of shares of Convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such shares to be redeemed were redeemed in full. The shares of Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                           5. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE
                  RETIRED. Any shares of Convertible Preferred Stock redeemed pursuant to this Subsection H or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporation action as may be necessary to reduce accordingly the number of authorized shares of Convertible Preferred Stock.

                  I. AMENDMENTS. No provision of these terms of the Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of all series of Convertible Preferred Stock, voting as a single, separate class.

         V. COMMON STOCK

                  A. GENERAL. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect.

                  B. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualification, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of any series of the Preferred Stock and any series of the Convertible Preferred Stock.

                  C. VOTING RIGHTS.

                           1. Except as otherwise required by law or this Fifth
                  Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters submitted to a vote for stockholders of the Corporation. Holders of Common Stock are not entitled to cumulate votes in the election of any directors.

                           2. Until the completion of a Qualified Public
                  Offering,

                                    (1) with respect to the election of
                           directors, the holders of the Common Stock, voting separately as a class, shall be entitled to elect three (3) directors of the Corporation;

                                    (2) at any meeting (or pursuant to a written
                           consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or written consent) of the holders of a majority of the Shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock;

                                    (3) A vacancy in any directorship elected by
                           the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock; and

                                    (4) an additional one (1) director shall be
                           elected by the Convertible Preferred Stock and Common Stock holders voting separately as two classes as referred to in Article Fourth, Section IV, Subsection C, Paragraph 2 of this Article Fourth.

         After the completion of a Qualified Public Offering, this Paragraph 2 shall be of no further force or effect.

         D. DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

         Dividends payable under this Subsection D shall be paid to the holders of record of outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of the declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this Subsection D shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of shares of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

         E. DISSOLUTION, LIQUIDATION OR WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation. For the purpose of this Subsection E, neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

         F. RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

         FIFTH: The number, classification and terms of the Board of Directors of the Corporation and the procedures to elect directors and to remove directors shall be as follows:

         1. Except as otherwise fixed by or pursuant to the provisions of this Fifth Amended and Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the Board of Directors shall be no less than one, as fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Corporation (as determined in accordance with the bylaws of the Corporation (the "BYLAWS")). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No director need be a stockholder.

         2. Subject to the rights of holders of any subsequently issued class or series of Preferred Stock, upon the completion of a Qualified Public Offering, the directors of the Corporation shall be divided by the Board of Directors into three classes (the "CLASSIFIED DIRECTORS") with the first class ("CLASS I"), second class ("CLASS II") and third class ("CLASS III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 2002 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 2003 annual meeting of stockholders, and the term of office of the Class III directors shall expire at the 2004 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election.

         3. The directors of the Corporation need not be elected by written ballot unless the Bylaws otherwise provide.

         4. After the completion of a Qualified Public Offering, a director of the Corporation may be removed only for cause. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within 90 days after the delivery of such notice. As used in this Fifth Amended and Restated Certificate of Incorporation, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

         SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         SEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. After the completion of a Qualified Public Offering, a special meeting of the stockholders may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by a majority of the members of the Board of Directors, and no stockholder of the Corporation shall require the Board of Directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

         EIGHTH: After the completion of a Qualified Public Offering, (i) no action required to be taken or that may be taken at any meeting of holders of Common Stock may be taken without a meeting and (ii) the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders of the Corporation herein are granted subject to this reservation.

         TENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his vote is counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. "Person" as used herein means any corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision or instrumentality.

         ELEVENTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or
(ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eleventh is in effect. Any repeal or amendment of this Article Eleventh shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eleventh. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Eleventh shall extend to proceedings involving the negligence of such Person.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         TWELFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Twelfth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Twelfth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

         THIRTEENTH: All of the power of the Corporation, insofar as it may be lawfully vested by this Fifth Amended and Restated Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of and not in limitation of that power or the powers conferred by law, a majority of directors then in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, amend and repeal the Bylaws of the Corporation. Notwithstanding any other provisions of this Fifth Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Fifth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required for the alteration, amendment, or repeal of the Bylaws or adoption of new Bylaws by the stockholders of the Corporation.

         FOURTEENTH: Notwithstanding any other provisions of this Fifth Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Fifth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Article Fifth, Article Seventh, Article Eighth, Article Thirteenth or this Article Fourteenth of this Fifth Amended and Restated Certificate of Incorporation.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, said Corporation has duly caused this certificate to be signed by Richard R. Burnham, its President, this ____ day of _____, 2001.



                                        By:
                                           ------------------------------------
                                           Richard R. Burnham, President







                  [SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED
            CERTIFICATE OF INCORPORATION OF ODYSSEY HEALTHCARE, INC.]